Exhibit 4.39

HIGHWOODS REALTY LIMITED PARTNERSHIP

OFFICE LEASE

Exhibit 4.39

LEASE SUMMARY, TABLE OF CONTENTS

AND ATTACHMENT LIST

Lease Summary

Tenant:	BIOSTRATUM, INC.

4825 Creekstone Drive, Suite 200

Durham, North Carolina 27703
Premises:	Suite	entire building (initially occupy suite 200)

Usable Square Feet

	Core Factor	_______________
	Rentable Square Feet	35,600

Term:	Commencement Date:	April 1, 2001

	Expiration Date:	March 31, 2008

Rent:	Initial Monthly Base Rent:	$

ALL RENTS ARE DUE ON THE 1st DAY OF EACH MONTH

SEND ALL RENT CHECKS TO:

HIGHWOODS REALTY LIMITED PARTNERSHIP

Post Office Box 65183

Charlotte, North Carolina 28265-0183

Tax ID#: 56-1869557

Additional Rents:

Pro Rata Share	100%
Base Year TICAM	1/1/01-12/31/01

Expense Paid Directly By Tenant:	all electricity
____________
____________
Security	Deposit: $ 418,893.36 (can substitute letter of credit; reduces over time)

Renewal Options:

Number of Options	1

Number of Years	3

Notice Requirement	360 days

Broker:	Paul Munana

        Corporate Realty Advisors

        5511 Capital Center Drive, Suite 320

        Raleigh, North Carolina 27607

Commission Paid:                                 by Landlord

Special Commission Terms:                 n/a

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

i

TABLE OF CONTENTS

Section 1:	Leased Premises	1

a.	Premises	1

b.	Rentable Square Foot Determination	1

c.	Space to be Measured by BOMA Standard	1

Section 2:	Term	1

a.	Commencement and Expiration Dates	1

b.	Adjustments to Commencement Date	1

c.	Termination by Tenant for Failure to Complete Building Shell	2

d.	Adjustment of Expiration Date	2

e.	Commencement Agreement	2

Section 3:	Use	2

a.	Permitted Use	2

b.	Prohibited Uses	2

c.	Prohibited Equipment in Premises	3

Section 4:	Rent	3

a.	Payment Obligations	3

b.	Base Rent	4

c.	Additional Rent	4

Section 5:	Security Deposit	4

a.	Amount of Deposit	4

b.	Application of Deposit	5

c.	Refund of Deposit	5

Section 6:	Services by Landlord	5

a.	Base Services	5

b.	Landlord’s Maintenance	6

c.	No Abatement	6

d.	Tenant’s Obligation to Report Defects	6

e.	Limitation on Landlord’s Liability	7

Section 7:	Tenant’s Acceptance and Maintenance of Premises	7

a.	Acceptance of Premises	7

b.	Move-in Obligations	7

c.	Tenant’s Maintenance	7

d.	Alterations to Premises	7

e.	Restoration of Premises	7

f.	Move-out Procedures	8

g.	Landlord’s Performance of Tenant’s Obligations	8

h.	Construction Liens	8

Section 8:	Property of Tenant	8

a.	Property Taxes	8

b.	Removal	8

Section 9:	Signs	8

Section 10:	Access to Premises	8

a.	Tenant’s Access	9

b.	Landlord’s Access	9

c.	Emergency Access	9

Section 11:	Tenant’s Compliance	9

a.	Laws	9

b.	Rules and Regulations	9

Section 12:	ADA Compliance	9

a.	Tenant’s Compliance	9

b.	Landlord’s Compliance	9

c.	ADA Notices	9

Section 13:	Insurance Requirements	10

a.	Tenant’s Liability Insurance	10

b.	Tenant’s Property Insurance	10

c.	Certificates of Insurance	10

d.	Insurance Policy Requirements	10

e.	Landlord’s Property Insurance	10

f.	Mutual Waiver of Subrogation	10

Section 14:	Indemnity	11

a.	Tenant Indemnity	11

b.	Landlord Indemnity	11

c.	Defense Obligation	11

Section 15:	Quiet Enjoyment	11

Section 16:	Subordination; Attornment; Non-Disturbance; and Estoppel Certificate	11

a.	Subordination and Attornment	11

b.	Non-Disturbance	12

c.	Estoppel Certificates	12

Section 17:	Assignment - Sublease	12

a.	Landlord Consent	12

b.	Definition of Assignment	12

c.	Permitted Assignments/Subleases	12

d.	Prohibited Assignments/Sublease	12

e.	Limitation on Rights of Assignee/Sublessee	13

f.	Tenant Not Released	13

g.	Landlord’s Right to Collect Sublease Rents Upon Tenant Default	13

h.	Excess Rents	13

i.	Landlord’s Fees	13

Section 18:	Damages to Premises	13

a.	Landlord’s Restoration Obligations	13

b.	Termination of Lease by Landlord	13

c.	Termination of Lease by Tenant	14

d.	Tenant’s Restoration Obligations	14

e.	Rent Abatement	14

f.	Waiver of Claims	14

g.	Substitution Premises in Event of Casualty	14

Section 19:	Eminent Domain	15

a.	Effect on Lease	15

b.	Right to Condemnation Award	15

Section 20:	Environmental Compliance	15

a.	Environmental Laws	15

b.	Tenant’s Responsibility	15

c.	Tenant’s Liability	15

d.	Limitation on Tenant’s Liability	16

e.	Inspections by Landlord	16

f.	Landlord’s Liability	16

g.	Property	16

h.	Tenant’s Liability after Termination of Lease	16

Section 21:	Default	16

a.	Tenant’s Default	17

b.	Landlord’s Remedies	17

c.	Landlord’s Expenses	17

d.	Remedies Cumulative	17

e.	No Accord and Satisfaction	17

f.	No Reinstatement	17

g.	Summary Ejectment	17

h.	Landlord Default	17

i.	Tenant Remedies	18

Section 22:	Multiple Defaults	18

a.	Loss of Option Rights	18

b.	Increased Security Deposit	18

Section 23:	Bankruptcy	18

a.	Trustee’s Rights	18

b.	Adequate Assurance	18

c.	Assumption of Lease Obligations	18

Section 24:	Notices	19

a.	Addresses	19

b.	Form; Delivery; Receipt	19

c.	Address Changes	19

d.	Notice by Legal Counsel	19

Section 25:	Holding Over	19

a.	Permissible Hold Over	19

b.	Impermissible Hold Over	20

Section 26:	Right to Relocate

a.	Substitute Premises

b.	Notice

c.	Upfit of Substitute Premises

Section 27:	Broker’s Commissions	20

a.	Broker	20

b.	Landlord’s Obligation	20

c.	Indemnity	20

Section 28:	Miscellaneous	20

a.	Tenant’s Right to Protect Proprietary Information	20

b.	No Agency	20

c.	Force Majeure	20

d.	Building Standard Improvements	20

e.	No Consequential or Incidental Damages

f.	Satisfaction of Judgments Against Landlord	21

g.	Legal Costs	21

h.	Sale of Premises or Building	21

i	Transfer of Security Deposit	21

j.	Tender of Premises	21

k.	Recordation	21

1.	Partial Invalidity	21

m.	Binding Effect	21

n.	Entire Agreement	21

o.	Good Standing	21

p.	Terminology	22

q.	Headings	22

r.	Choice of Law	22

s.	Effective Date	22

Section 28:	Special Conditions or Addenda	22

ATTACHMENTS

Addenda:

x	1.	Workletter
x	2.	Operating Expense Pass Throughs
x	3.	Option to Renew
	4.
	5.

Exhibits:

x	A.	Premises

x	B.	Rules and Regulations

x	C.	Commencement Agreement

x	D.	Restrictive Covenants

x	E.	Confidentiality Agreement

x	F.	Memorandum of Lease

x	G.	Building and Standard Improvements

x	H.	Signage

v

Exhibit 4.39

NORTH CAROLINA:

WAKE COUNTY:

LEASE

THIS LEASE (“Lease”), made this 8th day of September, 2000 by and between HIGHWOODS REALTY LIMITED PARTNERSHP, a North Carolina limited partnership, (“Landlord”) and BIOSTRATUM, INC., a Delaware corporation, (“Tenant”), provides as follows:

1. LEASED PREMISES.

a. Premises. Landlord leases to Tenant and Tenant leases from Landlord approximately 35,600 rentable square feet located in what is sometimes called the Maplewood Building (the “Building”), located at 4620 Creekstone Drive, Creekstone Office Park, Durham, Durham County, North Carolina (the “Premises”), as more particularly shown on Exhibit A, attached hereto. The Premises consists of the entire space within the Building.

b. Rentable Square Foot Determination. The usable area of the Premises is approximately 34,518 square feet. The rentable square footage of the Premises has been determined by multiplying the useable square feet by the core area factor of 1.03132. For purposes of the Tenant Improvements Allowance, however, the approximate useable square footage is 31,346. The parties acknowledge that all square foot measurements are approximate.

c. Space to be Measured by BOMA Standard. The usable square feet of the Premises, the core factor and the rentable square feet have been determined by the an Architect selected by Landlord using the American National Standard Method of Measuring Floor Areas in Office Buildings, 1996 Edition, as published by Building Owners and Managers Association International (“BOMA Standard”). Landlord shall provide to Tenant the Architect’s determination and calculations. If Tenant disputes the Architect’s determination, then Tenant may at its own expense retain a licensed Architect to measure the space using the BOMA standard prior to the Commencement Date. In the event there is a discrepancy in the two measurements, the two architects will meet to resolve the discrepancy. If the two architects cannot agree on the measurement, then Landlord and Tenant shall select a third architect who will measure the space according to the current BOMA standard, and the decision of this third architect shall be final and binding upon both parties. Both parties shall pay one half ( 1/2) of the cost of the third architect. Upon the determination of the measurements of the Premises as set forth above, the parties shall amend this Lease to correct all applicable provisions affected by the measurement.

2. TERM.

a. Commencement and Expiration Dates. This Lease Term (“Term”) is for eighty-four (84) months, commencing April 1, 2001 (“Commencement Date”), and expiring at midnight on March 31, 2008 (“Expiration Date”).

b. Adjustments to Commencement Date. The Commencement Date shall be adjusted as follows:

i.	If Tenant requests possession of the entire Premises prior to the Commencement Date, and Landlord consents, the Commencement Date shall be the date of possession. All rent and other obligations under this Lease shall begin on the date of possession, but the Expiration Date shall remain the same. If Tenant requests possession of only part of the Premises prior to the Commencement Date, and Landlord consents, then rent payments shall be pro rated on square foot basis to reflect the amount of the Premises being occupied by the Tenant prior to the Commencement Date. Tenant’s obligation to pay rent for the remainder of the Premises shall not commence until the Commencement Date. The Expiration Date shall remain the same.

ii.	If Landlord cannot complete the building shell prior to the Commencement Date for any reason other than delays caused by changes to the building shell which have been requested by Tenant, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s completion of the building shell. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

iii.	Except for any delay in Landlord’s completion of the building shell as set forth in part (ii), above, rent for the entire Premises shall begin on the Commencement Date regardless whether the Premises have been completed.

c. Termination by Tenant for Failure to Complete Building Shell. In the event Landlord is unable to complete the building shell within (90) days after the original Commencement Date set forth in the first sentence of this Section 2 (excluding any delays resulting from force majeure or caused by Tenant, including delays resulting from Tenant’s requests for changes in the building shell - “Excused Delays”), then Tenant may terminate this Lease by giving written notice to Landlord within one hundred (100) days of the original Commencement Date (excluding Excused Delays). Tenant may not terminate the Lease pursuant to paragraph 2(c) above if it has taken possession of any part of the Premises.

d. Adjustment of Expiration Date. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

e. Commencement Agreement. The Commencement Date, Term, and Expiration Date may be set forth in an amendment to the Lease (the “Commencement Agreement and Lease Amendment Number One”) similar to Exhibit C, attached hereto, to be prepared by Landlord and executed by the parties.

3. USE.

a. Permitted Use. The Premises may be used only for general office and laboratory space purposes in connection with Tenant’s present business, which is biotechnology and pharmaceutical products (“Permitted Use”). No animals will be allowed in the Premises for research or any other purposes. Occupancy shall be limited to no more than 4 persons per one thousand (1,000) rentable square feet.

b. Prohibited Uses. Tenant shall not use the Premises:

i.	In violation of any restrictive covenants which apply to the Premises, copies of which previously have been provided to Tenant by Landlord and are attached hereto as Exhibit D;

ii.	In any manner that constitutes a nuisance or a trespass under applicable law;

iii.	In any manner which makes insurance unavailable to Landlord on the Building; or;

iv.	For any purpose except the Permitted Use, unless consented to by Landlord in writing. Such consent shall not unreasonably be withheld, conditioned or delayed.

c. Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places demands on the electrical, heating or air conditioning systems that are beyond the manufacturer’s recommended capacities or intended use, without Landlord’s prior written consent which shall not unreasonably be withheld, conditioned or delayed. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. If heat generating machines or equipment used in the Premises by Tenant create temperatures that cause demands on the heating or air conditioning systems that are beyond the manufacturer’s recommended capacities or intended use, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant as Additional Rent upon demand by Landlord.

4. RENT.

a. Payment Obligations. Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.	Rent payments shall be sent to the following address:

HIGHWOODS REALTY LIMITED PARTNERSHIP

P.O. Box 65183

Charlotte, North Carolina 28265-0183

Tax ID #: 56-1869557

ii.	Rent shall be paid without previous demand or notice and without set off or deduction. Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease.

iii.	If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date. Additionally, in the event that Tenant takes possession of only a part of the incomplete Premises prior to Commencement Date, Rent shall be prorated in the manner set forth in paragraph 1(d) above.

iv.	Rent payments shall be due on the first (1st) day of each month. For each monthly Rent payment Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to all default remedies provided under the terms of this Lease, and a late charge in the amount of five percent (5%) of all Rent due for such month. If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all default remedies provided under the terms of this Lease and the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

v.	If Tenant fails to pay rent when due, or submits a check returned by the bank for insufficient funds (a “Late Payment”), then twice during any calendar year such Late Payment shall not be considered an event of Default if, within five (5) business days after written notice from Landlord (the “Grace Period”), Tenant submits the rent due, including the late charge of five percent (5%) (and any bad check fee, if applicable) for such month. Landlord shall forgive Tenant only two (2) Late Payments per calendar year, any additional Late Payments shall constitute an event of Default.

b. Base Rent. The minimum base rent for the Term shall be the sum $4,726,192.92 (“Base Rent”), which shall be paid according to the following Rent Schedule:

MONTHS	MONTHLY RENT	CUMULATIVE RENT
01-12	$52,361.67	$628,340.04
13-24	$53,598.77	$643,185.24
25-36	$54,872.98	$658,475.76
37-48	$56,185.42	$674,225.04
49-60	$57,537.23	$690,446.76
61-72	$58,929.60	$707,155.20
73-84	$60,363.74	$724,364.88
BASE RENT:		$4,726,192.92

c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

i.	Tenant’s Proportionate Share of the increase in Landlord’s Operating Expenses as set forth in Lease Addendum Number Two; and

ii.	Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior written notice to Tenant, may terminate this Lease, unless, legally, Tenant can and does reimburse Landlord for such tax; provided further, however, that in the event of such termination, Tenant and Landlord agree to negotiate a new lease without interruption in Tenant’s possession of the Premises with the same terms as contained in this Lease but with an increased rental rate that reflects the actual increased cost to Landlord of any such change in the tax laws.

iii.	In the event that Tenant makes use of the Premises in a manner which increases Landlord’s insurance premiums on the Building, Landlord shall provide fifteen (15) days advance written notice to the Tenant of the increase in the insurance premiums, and shall be entitled to charge the increase in premiums to the Tenant as additional rent. Upon receipt of notice that one of its uses of the Premises is causing an increase in Landlord’s insurance premiums, Tenant shall have the option either of paying the amount of the increase as additional rent, or discontinuing the use. If Tenant elects to discontinue the use, it shall notify Landlord within ten (10) days of its receipt of notice of the increase in premiums, and shall pay any increased premiums charged to Landlord as a result of Tenant’s use prior to such use being discontinued.

5. SECURITY DEPOSIT.

a. Amount of Deposit. Tenant shall deposit with Landlord the sum of $418,893.36, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder (the “Security Deposit”). The Security Deposit shall not bear interest.

Alternatively, Tenant may provide Landlord with the Security Deposit in the form of a Letter of Credit. The Letter of Credit shall be renewed each year during the Lease Term and shall extend until thirty (30) days after the Lease Term Expiration Date. The Letter of Credit shall provide that the issuing Bank will renew the Letter of Credit unless the bank gives Landlord at least sixty (60) days prior written notice of its intent to not renew the Letter of Credit. In the event of such notice, Landlord shall be entitled to draw upon the Letter of Credit unless Tenant immediately substitutes another letter of credit, cash or cash equivalent as provided herein. The Letter of Credit shall be issued by a federally insured North Carolina Bank in form and substance reasonably satisfactory to Landlord. Provided there is no lapse of coverage, Tenant may substitute cash, cash equivalent reasonably satisfactory to Landlord, or a Letter of Credit issued by a different federally insured North Carolina Bank for the original Letter of Credit. The Letter of Credit shall be governed by the International Standby Practices set by the international

Chamber of Commerce, and shall be transferable by Landlord (with multiple transfers permitted). If, at any time, Tenant fails to perform its obligations, then Landlord may, at its option, draw upon the Letter of Credit. Landlord shall be entitled to draw upon the Letter of Credit upon Landlord’s written statement to the Issuer that Tenant is in default under the terms of the Lease.

If Landlord has drawn upon the Letter of Credit, it may apply the Security Deposit as set forth in subparagraph b, below.

Provided Tenant is a “Tenant in Good Standing” the amount of the Security Deposit shall be adjusted as follows:

(i)	Beginning 30 months after the Commencement Date, the Security Deposit shall be decreased by an amount equal to one month’s rent at the initial monthly minimum base rent rate, and shall thereafter be decreased by the same amount at twelve month intervals until the amount of the Security Deposit is equal to three month’s rent at the initial monthly minimum base rent rate.

(ii)	In the event Tenant exercises its option to extend the Lease, the amount of the Security Deposit shall be reduced to one month’s rent at the renewal monthly minimum base rent rate.

(iii)	If, during the initial Term of the Lease, Tenant’s Net Worth, determined in accordance with Generally Accepted Accounting Principles, consistently applied (“GAAP”), equals or exceeds $25,000,000.00, then the amount of the Security Deposit shall be reduced to two month’s rent at the initial monthly minimum base rent rate. However, if the Tenant’s Net Worth (determined in accordance with GAAP) falls below $25,000,000.00, then Tenant shall restore the Security Deposit to the amount that would otherwise be required under the terms of this Section 5 within 30 days after demand by Highwoods.

If Tenant fails to maintain its status as a Tenant in Good Standing, then Tenant shall immediately restore the Security Deposit to the original amount of the Deposit. Any failure of Tenant to maintain the amount of the Security Deposit required hereunder shall be a material default under the terms of this Lease.

The term “Tenant in Good Standing” shall mean that (i) Tenant has maintained Working Capital (defined as Current Assets less Current Liabilities, determined in accordance with GAAP) of not less than $3,000,000.00, and (ii) is not otherwise in default under this Lease. Tenant shall provide to Landlord quarterly financial statements prepared in accordance with GAAP for the purpose of verifying the financial criteria set forth above.

b. Application of Deposit. If, at any time, Tenant is in default beyond any applicable cure period, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant’s default. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.

c. Refund of Deposit. Unless Landlord uses the Security Deposit to cure a default of Tenant, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month’s Rent.

6. SERVICES BY LANDLORD.

a. Base Services. Provided that Tenant is not then in default, or has failed to cure or begin to cure its default pursuant to the terms of this Lease, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, the following services:

i.	Water (if available from city mains) for laboratory, drinking, lavatory and toilet purposes.

ii.	Tenant shall be solely responsible for obtaining and paying for all electricity to the Premises.

iii.	Operatorless elevator service, which is keypad ready in accordance with the terms of the Workletter set forth in Lease Addendum Number One.

iv.	Building standard fluorescent lighting composed of 2’ x 4’ fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

v.	Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, provided that heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Tenant shall have exclusive control of the HVAC systems serving the Premises. If Tenant’s use of the Premises places demands on the heating or air conditioning systems that are beyond the manufacturer’s recommended capacities or intended use, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant as Additional Rent upon demand by Landlord. Landlord, at Tenant’s request and at no additional cost to Tenant, will maintain the Building Standard HVAC systems at normal office conditions for any subleased space.

vi.	Janitorial services five (5) days a week (excluding National and State holidays) after normal working hours. Landlord and Tenant shall jointly establish a specification for the janitorial services needed for the second floor of the Premises, and Landlord will secure competitive bids for such services. After the annual cost for such services has been established, the Minimum Base Rent shall be adjusted to reflect any increase in cost over Landlord’s standard janitorial services cost. Janitorial services for the first floor will be at Landlord’s standard unless the parties agree otherwise.

vii.	Exclusive use for Tenant, its employees, subtenants and visitors of all of the parking spaces of the Building.

b. Landlord’s Maintenance. Landlord shall pay for and make all repairs and replacements to the Building (including Building fixtures and equipment), common areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 7. Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

c. No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the building systems (including electricity and HVAC systems) (i) for scheduled maintenance upon giving Tenant five (5) days prior written notice, (ii) for safety inspections upon such notice as is reasonable under the circumstances, and (iii) in cases of emergency without notice.

d. Tenant’s Obligation to Report Defects. Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same.

e. Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, other than those damages arising from Landlord’s willful misconduct.

7. TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a. Acceptance of Premises. Subject to the terms of the attached Workletter, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is” subject to Tenant’s right to hold Landlord responsible for latent defects (including, without limitation, latent structural defects), and punchlist items. Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter.

b. Move-In Obligations. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

c. Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant’s misuse or negligence; (iii) repair and replace Non-Building Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant’s request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.

d. Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant requires such alterations, Tenant shall provide Landlord’s Property Manager with a complete set of construction drawings, and the agent shall then determine the actual cost of the work to be done (to include a construction supervision fee of five percent (5%) of the cost of the work to be paid to Landlord). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. Tenant may also use its own contractor for alterations approved by Landlord provided that: (i) the contractor holds a valid North Carolina license for the work to be performed, (ii) meets with Landlord’s reasonable approval, which approval shall not unreasonably be withheld, delayed or conditioned, and (iii) all work performed is subject to Landlord’s inspection and reasonable approval, which approval shall not unreasonably be withheld, delayed or conditioned. In the event Tenant uses its own contractor for alterations, Tenant shall pay Landlord a fee of 5% to cover Landlord’s cost for such things as reviewing the plans, approving the contractor, and inspecting the work.

e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and (ii) restore the Premises at Tenant’s sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed (i) supplemental HVAC, (ii) fume hoods, or (iii) a generator as part of the initial Tenant Improvements, such improvements (including all associated wiring and equipment) shall be removed as part of Tenant’s restoration obligation. Landlord, however, may elect to require Tenant to leave any such initial improvements in the Premises. If Tenant has made any alterations to the Premises after the initial Tenant Improvements, and such alterations were approved by the Landlord, Tenant shall remove such alterations unless Landlord specified in writing that such alterations would not have to be removed at the time their installation originally was approved, Upon Tenant’s written request, Landlord will advise Tenant in writing prior to any permitted alterations to the Premises whether Tenant will be required to remove the alterations. If Tenant removes any alterations, then Tenant must repair any damage caused by such removal and restore the Premises.

f. Move Out Procedures. At least thirty days prior to the expiration of the Lease, or at the time of any earlier termination of the Lease, Tenant shall schedule with Landlord a preliminary inspection of the Premises at which time (i) Tenant will advise Landlord of any items which it intends to remove from the Premises (as permitted under the terms of the Lease), and (ii) Landlord will advise Tenant of items which must be removed and restoration work which must be done (as required under the terms of the Lease). Landlord shall provide Tenant with a written acknowledgment of the results of the preliminary inspection. All Tenant restoration work shall be completed within thirty (30) days after the Expiration Date or earlier termination of the Lease. After Tenant has vacated the Premises, Landlord and Tenant shall conduct an inspection of the Premises to determine whether the restoration work has been completed and whether any additional work is required as a result of damages caused by Tenant’s move-out. Landlord shall notify Tenant in writing of any uncompleted or additional restoration work required to be done. When all restoration work has been completed by Tenant, Landlord shall provide Tenant with written acknowledgment of the completion of those obligations, and will release any remaining Security Deposit, if applicable.

g. Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of fifteen percent (15%) per annum, whichever is less) accruing from the date of expenditure through the date paid.

h. Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge the lien within ten (10) days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

8. PROPERTY OF TENANT.

a. Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.

b. Removal. Provided Tenant is not in default, Tenant may remove all fixtures and equipment that it has placed in the Premises. In the event Tenant’s removal of any fixture or equipment it has placed in the Premises causes damage to the Premises, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

9. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion, except as set forth in the Workletter (Addendum A). Tenant shall have the right to such interior signage as may be set forth in the Workletter.

10. ACCESS TO PREMISES.

a. Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays. Landlord shall not be responsible for any lack of access caused by force majeure or governmental regulations.

b. Landlord’s Access. Landlord may, at all reasonable times and upon reasonable notice, either itself or through its authorized agents, have access to the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers on the following terms: Tenant shall have the right to deny Landlord and its authorized agents access to the Premises unless Landlord or its authorized agents sign a standard confidentiality agreement prior to their entry into the Premises, in which they agree not to disclose any information about any of Tenant’s business operations which they may observe while in the Premises, without the express prior written consent of the Tenant. A copy of the Tenant’s standard confidentiality agreement is attached hereto as Exhibit E. Tenant shall have the responsibility for maintaining the confidentiality agreement at the Premises and for obtaining the signatures of all required persons.

c. Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

11. TENANT’S COMPLIANCE.

a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.

b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

12. ADA COMPLIANCE.

a. Tenant’s Compliance. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the “ADA°) as amended from time to time.

b. Landlord’s Compliance. At Commencement Date, the Landlord shall deliver the shell building, and outside common areas in Compliance with the then existing requirements of the ADA. Landlord, at Landlord’s sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the entrances and outside common areas (including the restrooms) of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises after Commencement Date. Landlord shall not be required to make changes to the entrances or outside common areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

c. ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

13. INSURANCE REQUIREMENTS.

a. Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased to the amount Landlord requires at that time for new Class A office leases in the RTP market.

b. Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures located in the Premises, and any Non-Building Standard improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s property.

c. Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days’ prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

d. Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name the non-procuring party as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the non-procuring party; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

e. Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

f. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation.

14. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant and Landlord agree as follows:

a. Tenant Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

b. Landlord Indemnity. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Premises or the Building, or (ii) any act or neglect of Landlord, or any officer, employee, contractor, or servant of Landlord. This indemnity shall not apply to any claim for property loss or damage by Tenant or its officers, agents, employees, contractors, or servants. Tenant’s failure to obtain any insurance coverage required under the terms of this Lease shall void Landlord’s indemnity obligation to the extent such insurance would have provided coverage for the claim.

c. Defense Obligation. If any such action is brought against the indemnified party, then the indemnifying party, upon notice from the other party, shall defend the same through counsel acceptable to indemnified party. The provisions of this Section shall survive the termination of this Lease.

The provisions of this Section 14 shall survive the termination of this Lease.

15. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord in repairing or restoring the Building or Premises, shall be deemed a constructive eviction in breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.

16. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a. Subordination and Attornment. Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

i.	Making this Lease superior or subordinate to the interests of the mortgagee;

ii.	Agreeing to attorn to the mortgagee;

iii.	Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.	Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired;

v.	Agreeing to attorn to any successor Landlord; and

vi.	Containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request.

b. Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee’s agreement not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.

c. Estoppel Certificates. Tenant agrees to execute within ten (10) days after request, and as often as requested, estoppel certificates confirming any factual matter requested which is true and is within Tenant’s knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

17. ASSIGNMENT - SUBLEASE.

a. Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Factors which Landlord may consider in consenting to an assignment or sublease include (without limitation), (i) the proposed use of the Premises, (ii) the credit worthiness of the assignee or sublessee, and (iii) any renovations to the Premises or special services required by the assignee or sublessee. One consent shall not be the basis for any further consent. Landlord acknowledges that Tenant will initially be leasing more space than it intends to occupy, and plans to sublease the portion of the Premises located on the first floor of the Building. Landlord will assist Tenant in subleasing the first floor space to suitable subtenants consistent with the criteria and fees set forth in this Section 17. Landlord acknowledges that Tenant intends to sublease all or a substantial portion of the first floor of the building, and that the credit worthiness of such sublessees shall be the responsibility of Tenant and not Landlord.

b. Definition of Assignment. For the purpose of this Section 17, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant conducts an Initial Public Offering or otherwise is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

c. Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Section 3. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder.

d. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by

Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

e. Limitation on Rights of Assignee/Sublessee. Any assignment or sublease for which Landlord’s consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

f. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease, unless so stated in writing signed by the Landlord.

g. Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) are sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

h. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be divided evenly between Landlord and Tenant; provided, however, Tenant first shall have the right to deduct out of excess assignment or sublease rentals its reasonable and customary transaction costs, including, but not limited to, the cost of: (i) broker’s commissions paid by Tenant with regard to the transfer, (ii) reasonable legal fees incurred by Tenant in connection with the assignment or sublease, and (iii) the cost of improvements made to the Premises by Tenant at Tenant’s expense as of the date of such transfer, or any tenant improvements made by Tenant at Tenant’s expense for the purpose of the transfer.

i. Landlord’s Fees. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required. If Landlord assists Tenant in finding an assignee or subtenant, Landlord shall be paid a reasonable fee for such assistance, subject to the terms of any separate agreement reached between the parties in the course of any such transaction. Notwithstanding this provision, Landlord agrees to waive this administration fee in connection with the initial sublease of all or any portion of the first floor of the Premises, which sublease is contemplated by the Parties to commence on or about the Commencement Date.

18. DAMAGES TO PREMISES.

a. Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then, as soon as is practicable, Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.	The casualty must be insured under Landlord’s insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord. Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

ii.	Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.	Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any Non-Building Standard improvements to the Premises.

b. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give written notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of the notice of termination.

c. Termination of Lease by Tenant. Within forty-five (45) days after the occurrence of any Casualty to the Building or Premises. Landlord shall notify Tenant in writing whether, in Landlord’s estimation, repairs to the Building or Premise can be completed within one hundred and eighty (180) days of the Casualty. Such notice shall contain information substantiating Landlord’s estimation, and also shall state the date, based upon the substantiating information, Landlord believes that repairs to the Building or Premise will be completed. In the event that Landlord’s estimated time for completion of repairs to the Building or Premises is greater that one hundred and eighty (180) days from the date of the Casualty, Tenant shall have the option of terminating this Lease within ten (10) days of its receipt of Landlord’s notice. In addition, Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure; and (iii) Tenant gives Landlord written notice of the termination within fifteen (15) days after the end of the Restoration Period (as extended by any force majeure delays). If Landlord is delayed by force majeure, then Landlord must provide Tenant with written notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

d. Tenant’s Restoration Obligations. Subject to the terms of paragraphs 18 (b) and 18 (c) above, unless terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant’s trade fixtures, decorations, signs, contents, and any Non-Building Standard improvements to the Premises. All repair, restoration or replacement shall be at least to the same standard as existed prior to the Casualty. However, nothing in this provision shall be interpreted to prevent Tenant from upgrading or replacing any trade fixtures, decorations, signs, non-Building Standard improvements or other contents of the Premises with contents that are of a newer design or higher quality than the contents which were lost or damaged. In addition, nothing in this provision shall it be interpreted to require Tenant to replace any trade fixtures, decorations, signs, non-Building Standard improvements or other contents of the Premises which were obsolete or otherwise no longer necessary to the conduct of the Tenant’s business operations. The proceeds of all insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of fulfilling the repair, restoration, or replacement requirements of this provision.

e. Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent.

f. Waiver of Claims. The abatement of the Rent set forth above is Tenant’s exclusive remedy against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

g. Substitute Premises in Event of Casualty. In the event of a Casualty that makes the Premises untenantable, Landlord shall use commercially reasonable efforts to secure substitute premises for the Tenant during the period of renovations, with square foot rental rates no greater than the rates under this Lease and the other basic rental terms of this Lease applying to the substitute space.

19. EMINENT DOMAIN.

a. Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

20. ENVIRONMENTAL COMPLIANCE.

a. Environmental Laws. The term “Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

b. Tenant’s Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property. Landlord acknowledges that Tenant shall be operating a biotechnology and pharmaceutical laboratory in the Premises, and proper disposal of any substances in the Premises in accordance with any applicable Environmental Laws, any license or permit issued to Tenant, and the highest standards of protocol observed in the industry shall not be a breach of this provision provided that (i) such disposal does not contaminate the Building, Premises or real estate upon which they are located, and (ii) Tenant does not acquire, dispose of or store any substances in a manner that makes the Building, Premises or real estate upon which they are located any type of regulated treatment, storage, disposal, or recycling facility (excluding acquisition, use, short-term storage, and disposal of hazardous substances in the ordinary course of Tenant’s business as a laboratory for biotechnology and pharmaceutical products in compliance with all Environmental Laws), or that makes the Building, Premises or real estate upon which they are located an illegal hazardous waste dump. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. The written notice requirement shall be satisfied by providing Landlord periodically with the Material Safety Data Sheets and typical quantities of all hazardous substances used in Tenant’s laboratory operations. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

c. Tenant’s Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 20 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Premises into the same condition as prior to occupancy and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 20.

d. Limitation on Tenant’s Liability. Tenant’s obligations under this Section 20 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

e. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 20. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 20. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 20, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant,

f. Landlord’s Liability. Landlord represents and warrants that, to the best of Landlord’s knowledge, there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty.

g. Property. For the purposes of this Section 20, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

h. Tenant’s Liability After Termination of Lease. The covenants contained in this Section 20 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 20.

21. DEFAULT.

a.	Tenant’s Default. Tenant shall be in default under this Lease if Tenant:

i.	Fails to pay when due any Base Rent, Additional rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease;

ii.	Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within fifteen (15) days after Landlord gives Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within fifteen (15) days, Tenant does not commence curing within fifteen (15) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii.	Files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

iv.	Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

b. Landlord’s Remedies. In the event of a Tenant default, Landlord at its option may do one or more of the following: (i) terminate this Lease; (ii) repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable; (iii) declare the entire Base Rent and Additional Rent immediately due and payable and bring action for recovery of all amounts so due; (iv) seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord; (v) without obtaining any court authorization, lock the Premises and deny Tenant access thereto (vi) pursue any other remedy available in law or equity.

c. Landlord’s Expenses; Attorneys Fees. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

g. Summary Ejectment. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents from Tenant.

h. Landlord Default. Landlord shall be in default under this Lease if Landlord breaches any agreement, covenant or obligation in this Lease and such breach is not remedied within fifteen (15) days after Tenant gives Landlord written notice specifying the breach, or if such breach cannot, with due diligence, be cured within fifteen (15) days, Landlord does not commence curing within fifteen (15) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice.

i. Tenant’s Remedies. In the event of a Landlord default, Tenant may, in addition to any remedies available to it at law, cure the default on behalf of Landlord, and the reasonable costs of such cure shall be paid to Tenant by Landlord upon written demand. In no event shall Landlord be liable to Tenant for any special, consequential, incidental, or punitive damages arising from any breach of this Lease.

22. MULTIPLE DEFAULTS.

a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

b. Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit to, a sum equal to three (3) months’ installments of Base Rent. The disposition of the Security Deposit shall be governed by the terms of this Lease.

23. BANKRUPTCY.

a. Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:

i.	In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.	Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 3 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 3a. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

24. NOTICES.

a. Addresses. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):

LANDLORD:	HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration
Facsimile #: 919/876-2448

TENANT:	BIOSTRATUM, INC.
4825 Creekstone Drive, Suite 200
Durham, North Carolina 27703
Attention: Office Manager
Facsimile #: 919/544-5425

b. Form; Delivery; Receipt. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

c. Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

d. Notice by Legal Counsel. Notices may be given on behalf of any party by such party’s legal counsel.

25. HOLDING OVER.

a. Permissible Hold Over. Tenant shall have the right to hold over after the Expiration Date only in accordance with the terms of this paragraph 25(a). If Tenant delivers written notice to Landlord of its intent to hold over in some or all of the Premises, not less than 270 days prior to the Expiration Date, Tenant may hold over after the Expiration Date for not less than 30 days and not more than 180 days. Notice of intent to hold over (the “Hold Over Notice”) pursuant to this provision shall not be sufficient unless it specifies the amount of time for Tenant is going to hold over (the “Hold Over Period”). Tenant shall designate specifically in the Hold Over Notice whether it intends to hold over in (a) the entire Premises; (b) the entire area of the second floor of the Premises only; and/or (c) the portion of the first floor of the Premises not being sublet by the Tenant as a separate demised premises on the date the Hold Over Notice is delivered to Landlord. In the event that Tenant exercises its right to hold over pursuant to this provision, Tenant shall pay (i) 125% of the Base Rent provided for in this Lease, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease (“Hold Over Rent”). If Tenant decides to hold over in less than the entire Premises pursuant to this paragraph, Hold Over Rent shall be pro rated to reflect the actual square footage of the portion of the Premises Tenant shall occupy during the Hold Over Period. Tenant shall be responsible for paying Hold Over Rent for the entire hold over period specified in the Hold Over Notice, regardless of whether Tenant actually occupies the Premises for the entire Hold Over Period. All of the remaining terms of this Lease shall remain in effect during the Hold Over Period.

b. Impermissible Hold Over. If Tenant fails to provide Landlord with proper Hold Over Notice pursuant to section 25 (a) above, and nevertheless holds over after the Expiration Date or other termination of this Lease, or holds over beyond any permissible Hold Over Period, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to two hundred percent (200%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate.

26. BROKER’S COMMISSIONS.

a. Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except Corporate Realty Advisors, whose address is 5511 Capital Center Drive, Suite 320, Raleigh, North Carolina 27607 (“Broker”).

b. Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker.

c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

27. MISCELLANEOUS.

a. Tenant’s Right to Protect Proprietary Information. In the event that Tenant reasonably determines, that any information sought by Landlord pursuant to the terms of this Lease is of a proprietary nature, Landlord, at Tenant’s request, shall execute a reasonable confidentiality agreement in which Landlord agrees not to disclose any such information obtained from Tenant to any other person, firm or entity unless compelled to do so by order from a Court of competent jurisdiction or unless required to do so to comply with any federal, state or local law, rule or regulation (including without limitation any Environmental Laws).

b. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.

c. Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord’s reasonable control.

d. Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, materials, fixtures and finishes. A list of Building Standard Improvements is attached hereto as Exhibit G, and incorporated herein by reference.

e. Limitation on Damages. Notwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

f. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

g. Legal Costs. In the event that litigation should ensue between Landlord and Tenant arising from or relating to the terms of this Lease, the losing party shall be liable to the prevailing party for all of the costs and expenses incurred by the prevailing party in connection with the litigation, including, without limitation the reasonable attorney’s fees of the prevailing party (at all tribunal levels).

h. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder, provided that Landlord first obtains a written acknowledgment from of any buyer stating that it is fully aware of the existence and terms of this Lease, and that it agrees to be bound as fully as is the Landlord by the terms of this Lease, as of the date title to the Premises or Building is transferred to it. Once a true and accurate copy of this written acknowledgment and agreement of the buyer has been delivered to the Tenant, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

i. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord’s successor, provided that Landlord first obtains a written acknowledgment from its successor stating that it is fully aware of the existence and terms of this Lease relating to the disposition of the Security Deposit, and that it agrees to be bound as fully as is the Landlord by the terms of this Lease relating to the disposition of the Security Deposit, as of the date the Security Deposit is transferred to it. Once a true and accurate copy of this written acknowledgment and agreement of Landlord’s successor has been delivered to the Tenant, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

j. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

k. Recordation. This Lease may not be recorded without Landlord’s prior written consent. However, Tenant and Landlord have executed a memorandum of this Lease for recording purposes, which shall be delivered to Tenant upon the final execution of this Lease. The memorandum of this Lease is attached hereto as Exhibit F.

l. Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

m. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

n. Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

o. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of North Carolina, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

p. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

q. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

r. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State of North Carolina.

s. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.

28. SPECIAL CONDITIONS OR ADDENDA. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

28.1 Attachments.

28.1a.	Lease Addendum Number One - “Work Letter”
28.1b.	Lease Addendum Number Two - “Additional Rent - Operating Expense Pass Throughs”
28.1c.	Lease Addendum Number Three - “Option to Extend Lease Term”
28.1d.	Exhibit A - Premises
28.1e.	Exhibit B - Rules and Regulations
28.1f.	Exhibit C - Commencement Agreement
28.1g.	Exhibit D - Restrictive Covenants
28.1h.	Exhibit E - Confidentiality Agreement
28.1i.	Exhibit F -Memorandum to Lease
28.1j.	Exhibit G - Building and Standard Improvements
28.1k.	Exhibit H - Signage

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in four originals, all as of the day and year first above written.

TENANT:

BIOSTRATUM, INC.
a Delaware corporation

By:	/s/ Claus Kuhl

Name:	Claus Kuhl

Title:	President and CEO

Date:	18 August 2000

Attest:	/s/ Albert J. Montano
Albert J. Montano Secretary

Affix Corporate Seal:

LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By:	Highwoods Properties, Inc., its general partner
a Maryland corporation

By:	/s/ Marcus H. Jackson
Marcus H. Jackson, Senior Vice President
Date:	9/8/00

Attest:	/s/ Kathleen E. Kowalski
Kathleen E. Kowalski, Assistant Secretary

ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF LAKE

I, the undersigned Notary Public, certify that Albert J. Montano personally came before me this day and acknowledged that     he is                                      Secretary of BioStratum Inc., a                                          corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by                                         , as its                                      President, attested by Albert J. Montano as its                                          Secretary, and sealed with its common corporate seal.

WITNESS my hand and notarial seal, this 21 day of August, 2000.

Notary Public /s/ Pearl A. McDermott

My Commission Expires: 6-17-02

LEASE ADDENDUM NUMBER ONE

WORKLETTER. This Lease Addendum Number One (the “First Addendum”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date (“Tenant Improvements”). This First Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the cost of the Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1. Allowance. Landlord agrees, at its sole cost and expense, to provide an allowance of up to $22.00 per usable square foot totaling $689,612.00, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the “Allowance”); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements.

In addition, at Tenant’s option, Landlord shall increase the Allowance by up to $10.00 per useable square foot (“Additional Allowance”) for use in the second floor space only, upon the following terms: (i) the Minimum Base Rent shall be increased in the amount required to amortize the Additional Allowance over five years at a 12% discount rate; (ii) Tenant shall give Landlord a letter of credit for the full amount of the Additional Rent with the letter of credit having the same terms and conditions set forth in Section 5 of this Lease for a security deposit letter of credit. In addition Landlord agrees to amortize tenant’s requested modifications to the lobby which will result in additional costs to shell building over 7 year term at 12% discount rate within increased letter of credit as discussed above.

In the event Tenant’s upfit requirements are different from the Building Standard Improvements (Exhibit G) to be installed by Landlord as part of the shell, then Landlord will give Tenant an additional credit towards the Tenant Improvements for the cost of Building Standard Improvements not required, provided such Building Standard Improvements have not been installed, purchased or placed on site. Tenant shall be responsible for the cost of any non-Building Standard Improvements to the shell.

2. Space Planning, Design and Working Drawings. Tenant, at Tenant’s expense, which expense shall be reimbursed from the Allowance, shall provide and designate architects and engineers licensed in North Carolina and reasonably acceptable to Landlord, which architects and engineers will complete construction and mechanical drawings and specifications as required to construct the Tenant Improvements. Landlord shall make available to Tenant and its contractors and service providers (subject to the intellectual and professional property rights of the designer) all Building records, plans, and specifications (including electronic format) reasonably necessary for Tenant’s space planning and design. The architects and engineers shall comply with the following:

a. Attend a reasonable number of meetings with Tenant and Landlord’s agent to define Tenant requirements. Tenant shall provide one complete space plan prepared by Tenant’s architect in order to obtain Landlord’s approval of such space plan.

b. Complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 2 below).

c. Complete building standard mechanical plans where necessary (for installation of air conditioning system and ductwork, and heating and electrical facilities) for the work to be done in the Premises.

1

d. All plans and working drawings for the construction and completion of the Premises (the “Plans”) shall be subject to Landlord’s prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord’s prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays.

e. If Tenant makes any revisions to the space plan after it has been approved by both Landlord and Tenant, Tenant shall pay all additional costs and expenses incurred as a result of such revisions.

3. Signage and Keying. Door and/or directory signage in accordance with building standard shall be provided and installed by Tenant and reimbursed from the Allowance. In addition, Tenant shall have the exclusive right to parapet signage, the design of which previously has been approved by Landlord in accordance with the agreement of Landlord and Tenant, and the City of Durham’s signage standards. A representation of Tenant’s approved signage is attached to the Lease as Exhibit H. Any modifications to the approved signage shall be subject to Landlord’s approval. Tenant shall bear the sole cost of all signage, which cost may be reimbursed from the Allowance.

Landlord, at its cost, shall provide Tenant with appropriate keys, key cards, and or other items needed for access to the Building and Premises at a ratio of 4 complete sets per 1,000 rentable square feet leased.

4. Work and Materials at Tenant’s Expense.

a. Tenant shall select Contractors licensed in North Carolina, to provide the work and materials to construct the Tenant Improvements; provided that Landlord shall first approve such Contractors, such approval not to be unreasonably withheld. The parties acknowledge that Clancy & Theys Construction Company will be constructing the Building shell. Landlord will use commercially reasonable efforts to secure from Clancy & Theys similar terms and conditions for the Tenant Improvements as were applicable to the shell building. Tenant shall have the option of accepting the Clancy & Theys proposal, or selecting a different contractor in accordance with this Section 4. The contract for the Tenant Improvements shall be in the name of Highwoods Properties, Inc. or its designated affiliate. Landlord shall coordinate and facilitate all communications between Tenant and the Contractor.

b. If Tenant selects a contractor other than Clancy & Theys to construct the Tenant Improvements, then Tenant shall pay Landlord a fee of 2% of the cost of construction of the tenant improvements, to reimburse Landlord for its costs and expenses in monitoring construction of the Tenant Improvements to assure they are being constructed in accordance with the approved Plans.

c. Prior to the Contractor commencing Work, it shall submit to Landlord and Tenant in writing the cost of the Work, which shall include (i) the Contractor’s cost for completing the Work (including the Contractor’s general conditions, overhead and profit) and (ii) Landlord’s construction supervision fee. Tenant shall have five (5) business days from the date on which it receives the cost of the Work to review and approve the cost of the Work. Landlord shall not authorize the Contractor to proceed with the work until the cost is mutually agreed upon and approved in writing and delivered to Landlord.

d. Any changes in the approved cost of the Work shall be by written change order signed by the Tenant. Tenant agrees to process change orders in a timely fashion. Tenant acknowledges that the following items may result in change orders:

i. Changes required to the Premises by municipal or other governmental inspectors such as additional exit lights, fire damper or whatever

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other changes that such inspectors may require. In such event, Landlord will notify the Tenant of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Tenant.

ii. Tenant changes to the plans or requests for additional work. Tenant will be notified of the cost and any delays that would result from the change by a change order signed by Tenant before the changes are implemented. Any delays caused by such changes shall not delay the commencement date of the Lease,

iii. Any errors or omissions in the plans or specifications which require changes. Landlord will notify the Tenant of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Tenant, and shall not delay the commencement date of the Lease.

iv. If materials are not readily available, require quick ship charges, or require substitution.

v. The upfit schedule requires Express Review to get permits, which will increase the costs of the permitting process.

e. All work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans.

f. The Contractor selected must agree to provide Tenant with a one-year comprehensive warranty on all Building systems from the date of occupancy for defective workmanship and materials. All manufacturers’ and builders’ warranties with respect to the Work shall be issued to or transferred to Tenant, without recourse to the Landlord, provided that nothing in this paragraph or in any such warranty shall be interpreted to release Landlord from any liability it may have for structural or latent defects in the Building.

g. Prior to taking possession of the Premises, Tenant and Landlord shall inspect the Premises and the parties shall give Contractor written notice of any defects or incomplete work (“Punchlist”). Tenant’s possession of the Premises constitutes acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Contractor are satisfactory as of such date of occupancy, except as to (i) any defects or incomplete work set forth in the Punchlist, (ii) latent defects, and (iii) any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

h. Upon completion of the Tenant Improvements and within five (5) days after demand by Landlord, Contractor shall deliver to Landlord (i) final releases of lien from all contractors, subcontractors and materialmen performing any work or providing any materials for the Tenant Improvements, and from any lienors giving notice required under law; (ii) a final contractor’s affidavit from the general Contractor in accordance with applicable law; and (iii) any supporting documentation evidencing final completion and payment of the Tenant Improvements reasonably requested by Landlord.

5. Tenant Improvement Expenses in Excess of the Allowance. Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses in excess of the Allowance incurred in connection with the Tenant Improvements. Tenant will be billed for such costs and expenses as follows: one hundred percent (100%) of such costs and expenses shall be due and payable upon final completion of such work. If unpaid within ten (10) days after receipt of invoice, then the outstanding balance shall accrue at the rate of one percent (1%) per month until paid in full.

6. Second Floor Bathrooms. Landlord will provide, at its expense, restrooms finished to the level as originally planned for the Building. If Tenant chooses to upgrade the finishes in the Second Floor Bathrooms, then the excess cost shall be at Tenant’s expense, which may be deducted from the Allowance.

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7. Electricity. The parties acknowledge that the Tenant Improvements will be complex and require special cooperation to determine the electrical load for the Premises.

8. Commencement Date. The Commencement Date of the Lease shall not be delayed by reason of the non-completion of the Tenant Improvements.

9. Materials and Workmanship. Tenant covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans.

10. Architectural and Engineering Services. Landlord and Tenant agree that Clark Richards and Biskup Consulting Engineers (“CRB”) will provide engineering services, and Flad & Associates (“F&A”) will provide architectural services for the second floor of the Premises. Landlord and Tenant agree that CRB and F&A shall perform their work under contract to Tenant, but all plans and specifications shall be subject to Landlord’s approval. Tenant shall be reimbursed for the costs of such services from the Tenant Improvement Allowance. Landlord shall make available to Tenant, its contractors and service providers all records, plans and specifications (including in electronic format) on the Building to the extent necessary for Tenant to undertake timely and effective planning and design efforts. Tenant shall consider using Landlord’s preferred vendors for architectural and engineering services for the first floor of the Premises, provided such vendors can substantiate the reasonableness of their fees for such services to the satisfaction of Tenant. If Tenant decides to use HagerSmith Design for architectural services on the first floor of the Premises, the individual from HagerSmith to be assigned to this project must either be Scott Idol, Tony Smith or Craig Dean.

11. Elevators. Landlord shall provide, at its expense, operatorless elevator service in the Building for the purpose of Serving the Premises in accordance with the terms of the Lease. Additionally, Landlord shall install, at its expense, elevators in the Building that are “keypad ready” so that Tenant may install a keyless lock-off system to prevent unauthorized access to the second floor of the Premises. Tenant shall be responsible for the cost of installing a keyless lock-off system, and any other costs incurred in connection with improvements made to the elevators beyond those required to be made by the Landlord.

12. Parking. In addition to Landlord’s obligations to provide parking as stated in the Lease, Landlord shall mark a reasonable number of parking spaces near the main entrance of the Building as “Visitor” spaces for the benefit of Tenant and any subtenants of the Building.

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LEASE ADDENDUM NUMBER TWO

ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2001 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, the entire amount of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord’s operation or maintenance of the Building above the Operating Expenses Landlord incurred during the Base Year (as hereinafter defined).

For the calendar year commencing on January 1, 2002 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly or annually, such increase in Operating Expenses. Within ninety (90) days after the end of each calendar year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant’s Rent payments if Landlord owes Tenant a credit, such payment or adjustment to be made within thirty (30) days after the Annual Statement is received by Tenant. After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year).

If Tenant disputes the amount of Operating Expenses as set forth in the Annual Statement from the Landlord, then Tenant may have Landlord’s books and records relating to Operating Expenses audited by a qualified professional selected by Tenant or by Tenant itself, provided (i) Tenant gives written notice of the audit within forty-five (45) days of Tenant’s receipt of the Annual Statement, and (ii) Tenant is not in default under the Lease. No subtenant shall have any right to conduct an audit and no assigns shall conduct an audit for any period during which such assignee was not in possession of the Premises.

Books and records necessary to accomplish any audit permitted under this Section shall be retained for twelve months after the end of each calendar year, and on receipt of notice of Tenant’s dispute of the operating expenses shall be made available to Tenant to conduct the audit, which (at Landlord’s option) may be either at the Premises, or at Landlord’s office in Raleigh, North Carolina. If Tenant and Landlord dispute the amount of operating expenses after Tenant’s Audit, then Landlord’s independent certified public accountant shall consult with Tenant’s professional to reconcile any discrepancies.

In the event that the Tenant elects to have a professional audit Landlord’s Operating Expenses as provided in this Lease, such audit must be conducted by an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. All information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit shall be held in strict confidence by Tenant and its officers, agents, and employees and as a condition to such audit, the Tenant’s auditor shall execute a written agreement agreeing that the auditor is not being compensated on a contingency fee basis and that all information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit, shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

If Operating Expenses were overstated by six percent (6%) or more, then Landlord shall reimburse Tenant for the overage and Tenant’s reasonable Audit costs; otherwise, Tenant shall pay its own costs and shall reimburse Landlord for the reasonable costs, if any, of Landlord’s certified public accountant.

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ADDENDUM NUMBER THREE

OPTION TO EXTEND LEASE TERM

1. Option to Extend. Tenant shall have the right and option to extend the Lease (the “Renewal Option”) for one additional period of three years (the “Renewal Lease Term”) for (i) the area of the entire second floor of the Premises, and/or (ii) any portion of the first floor of the Premises not being sublet by Tenant at the time Tenant gives notice of renewal pursuant to this Addendum Number Three; provided, however, that such Renewal Option is contingent upon the following: (i) Tenant is not in default at the time Tenant gives Landlord written notice of Tenant’s intention to exercise the Renewal Option; (ii) upon the Expiration Date or the expiration of any Renewal Lease Term, Tenant has no outstanding default; (iii) no event has occurred that upon notice or the passage of time would constitute a default; (iv) Tenant is not disqualified by multiple defaults as provided in the Lease; and (v) Tenant is occupying the Premises. Following the expiration of the Renewal Term, Tenant shall have no further right to renew or extend the Lease pursuant to this Addendum Number Three.

2. Exercise of Option. Tenant shall exercise each Renewal Option by giving Landlord written notice at least three hundred sixty days prior to the Expiration Date or the last day of any Renewal Lease Term. If Tenant fails to give such notice to Landlord prior to said three hundred sixty (360) day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease.

3. Term. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, all references to the term “Term”, as used in the Lease, shall mean the “Renewal Lease Term”.

4. Termination of Renewal Option on Transfer by Tenant. In the event Landlord consents to an assignment or sublease by Tenant, then the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord.

5. Base Rent for Renewal Lease Term. The Base Rent for the Renewal Lease Term shall be the sum $2,281,896.24, which shall be paid according to the following Rent Schedule:

MONTHS	MONTHLY RENT	CUMULATIVE RENT
01-12	$61,849.07	$742,188.84
13-24	$63,370.79	$760,449.48
25-36	$64,938.16	$779,257.92
BASE RENT:		$2,281,896.24

In the event that Tenant chooses to exercise its Lease Renewal Option for less than the entire Premises pursuant to the provisions of paragraph one of this Addendum Number Three, Rent shall be prorated so that Tenant pays Rent only for the amount of square footage Tenant actually occupies during the Renewal Lease Term.

The term “Base Year” shall mean the twelve month period beginning on the January 1, 2001 and ending on December 31, 2001.

The term “Operating Expenses” shall mean direct costs of operation, repair and maintenance as determined by standard accounting practices, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities (excluding utilities paid directly by Tenant), janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term “Operating Expenses” shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the operation of the Building. Tenant shall have exclusive control of the Heating, Ventilation and Air Conditioning (“HVAC”) systems serving the Premises. However, due to Tenant’s intention to sublease (on an interim basis) all or a portion of the first floor of the Premises, Landlord agrees to maintain Building Standard HVAC services for any subleased space. Tenant shall pay Landlord’s actual costs of providing and maintaining

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HVAC services to the Premises on both the first and second floors of the Premises as Operating Expenses pursuant to the terms of this Addendum Three. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the “Annual Statement”).

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EXHIBIT A

PREMISES

[Brochure for property including drawing of building, map of its location, floor plans, specifications and amenities]

EXHIBIT B

RULES AND REGULATIONS

In the event that there is any conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall apply.

1.	Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2.	Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities in the Premises.

3.	Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.	Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant’s sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.	Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant’s expense, all matter other than that provided for above.

6.	Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.	Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8.	Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

9.	Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant’s business so long as such persons are not engaged in illegal activities.

10.	Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant’s possession, Tenant shall immediately surrender all keys to the Premises.

11.	Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not in any event connect a greater load than that which is safe.

12.	Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13.	Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14.	Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15.	Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

16.	Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s Permitted Use as specified in Section 3 of the Lease.

17.	Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.

18.	Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. The janitorial service, upon completion of its duties, will lock all Building doors. Problems in Building and suite security should be directed to Landlord at (919) 872-4924.

19.	Parking. Parking is in designated parking areas only. There may be no vehicles in “no parking” zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20.	Janitorial Service. The janitorial staff will remove all trash from trashcans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant’s expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (919) 872-4924.

21.	Construction. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

EXHIBIT C

COMMENCEMENT AGREEMENT

This COMMENCEMENT AGREEMENT (the “First Amendment”), made and entered into as of this              day of                     , 1999, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, with its principal office at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 (“Landlord”) and                                          a                                          Corporation, with its principal office at                                               (“Tenant”);

WITNESSETH:

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated                                          (the “Lease”), for space designated as Suite                     , comprising approximately              rentable square feet, in the                                          Building, located at                                         , City of                     , County of                     , State of North Carolina; and

WHEREAS, the parties desire to amend the Rent Schedule and further alter and modify said Lease in the manner set forth below,

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars, effective as of                     :

1. The term of the Lease by and between Landlord and Tenant actually commenced on                                          (the “Commencement Date”). The initial term of said Lease shall terminate on                                          (the “Expiration Date”). Section 2, entitled “Term”, and all references to the Commencement Date and Termination Date in the Lease are hereby amended.

2. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

Tenant:

a corporation

By:
Name:
Title:
Date:
Attest:	Corporate Seal:
Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP

a North Carolina limited partnership By: Highwoods Properties, Inc., its general partner a Maryland corporation

By:
Marcus H. Jackson, Senior Vice President
Date:
Attest:		Corporate Seal:
Kathleen E. Kowalski, Assistant Secretary

EXHIBIT D

STATE OF NORTH CAROLINA	:

COUNTY OF DURHAM	: DECLARATION

THIS DECLARATION, made this first day of July, 1986, by THE NELSON COMPANY, a North Carolina partnership, hereinafter referred to as “Declarant”;

WITNESSETH:

WHEREAS, Declarant is the owner of those certain tracts or parcels of land situated in Durham County, North Carolina, which land is known as Creekstone Office Park, and which is more particularly described on Exhibit A hereto attached, said property being hereinafter referred to as the “Real Property”, and

WHEREAS, Declarant in order to establish an overall plan for the development and improvement of Creekstone Office Park desires to impose on the Real Property restrictions for the benefit of Declarant, all purchasers of lots or buildings located or to be located therein, and tenants which may occupy space in said Center.

NOW, THEREFORE, Declarant hereby declares that the Real Property shall he held, sold and conveyed subject to the following covenants, easements, conditions and restrictions, all of which are for the purpose of protecting the value and desirability of, and which shall run with, the Real Property described and be binding on all parties having any right, title or interest therein, along with their heirs, successors, assigns, lessees, tenants, and occupants, and which shall inure to the benefit of each owner thereof.

ARTICLE I - DEFINITIONS AND PURPOSES

Section 1. Definitions.

(a) “Association” shall mean and refer to Creekstone Office Park, Inc., its successors and assigns, a corporation, now formed or to be formed by Declarant.

(b) “Declarant” shall mean and refer to The Nelson Company, a North Carolina partnership, its successors or assigns or designees as Declarant hereunder.

(c) “Properties” shall mean and refer to the Real Property hereinafter described, along with any additional real property subjected to this Declaration as herein provided.

(d) “Common Property” shall mean and refer to all real and personal property owned, now or in the future, by the Association for the common use and enjoyment of all of the Owners and conveyed to the Association by Declarant.

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(e) “Lot” shall mean and refer to any plot of land shown upon any recorded subdivision map and included within the bounds of the description of the Properties with the exception of the Common Property.

(f) “Owner” shall mean and refer to the record owner, whether one or more persons or entities, of the fee simple title to any Lot which is a part of the Properties, except those having such interest merely as security for the performance of an obligation.

(g) “Member” shall mean and refer to those persons entitled to membership in the Association.

(h) An “Institutional Loan” shall be that mortgage loan made by any state or federally regulated financial institution, any life insurance company, mortgage banker, pension fund, trust or other similar organization that regularly engages in the making of mortgage loans.

Section 2. Purposes. The purposes for which the Properties are subjected to this Declaration are:

(a) To insure the best use and the most appropriate development and improvement of each Lot; and

(b) To protect the Owners of Lots against such improper use of surrounding Lots as will depreciate the value of their property; and

(c) To preserve, so far as practicable, the natural beauty of said property; and

(d) To guard against the erection thereon of poorly designed or proportioned structures, and structures of improper or unsuitable materials; and

(e) To insure the highest and best development of the property; and

(f) To encourage and secure the erection of high quality buildings, of appropriate sizes and heights with appropriate locations thereof on Lots; and

(g) To prevent haphazard and inharmonious improvement of Lots; and

(h) To secure and maintain proper set-backs from streets, and adequate free spaces between structures; and

(i) To generally provide adequately for a high type and quality of improvement in said property; and

(j) To enhance the values of investments made by purchasers of Lots; and

(k) To make provisions for the Association.

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ARTICLE II - PROPERTIES

Section 1. Description. The Real Property subject to this Declaration is described on Exhibit A hereto attached and incorporated herein by this reference thereto.

Section 2. Additions to Properties. Additional Real Property in the general area of Creekstone Office Park may be subjected to this Declaration by Declarant upon the filing of record Supplementary Declarations describing the same, and thereupon the operation and effect of this Declaration shall be extended to such additional property. The Supplementary Declarations may contain such complimentary additions and modifications of this Declaration as it pertains to such additional Properties as may be necessary or convenient, in the judgment of Declarant, to reflect the different character, if any, of the added Properties.

ARTICLE III - COMMON PROPERTY

Section 1. Title. The Common Property shall include all open spaces, jogging trails, walkways, signs, entrances, medians and streets, not maintained by a public body, along with other areas that benefit the Properties which are conveyed to the Association by Declarant from time to time. Declarant agrees to convey the Common Property located in each phase of development to the Association on or before the completion of the development of the Properties.

Section 2. Owners’ Rights. Every Owner shall have a right and easement of enjoyment in and to the Common Property which shall be appurtenant to and shall pass with the title to every Lot subject to the rules and regulations adopted from time to time by the Association.

ARTICLE IV - MEMBERSHIP

Section 1. Members. Every person or entity who is a record Owner of a fee or undivided fee interest in any Lot which is included in the Properties shall be a Member of the Association; provided that persons or entities who hold an interest in a Lot merely as security for the performance of an obligation shall not be Members. Membership shall be appurtenant to and may not be separated from ownership of any Lot included in the Properties.

Section 2. Classes of Membership. The Association shall have two classes of membership:

(a) Class A. The Class A Member shall be the Declarant prior to termination of the Class A membership as herein provided.

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(b) Class B. Class B Members shall be all Owners, except for Declarant, prior to the termination of Class A membership as hereinafter provided. If Declarant owns one or more Lots upon the termination of the Class A membership, then, Declarant shall be a Class B Member.

Section 3. Termination of Class A Membership. The Class A membership shall cease and terminate on the happening of the earlier of:

(a) The recording of a document in the Office of the Register of Deeds, Durham County, North Carolina by Declarant declaring an end to such Class A membership and its effective date of termination; or

(b) The sale by Declarant of all of the Properties, other than that dedicated to public use or conveyed as Common Property; or

(c) The date of 31 July 2001.

ARTICLE V - VOTING

Section 1. Class A. Except for matters concerning special assessments, the Class A Member (Declarant) shall be the only Member entitled to vote in the Association until the time the Class A Membership ceases.

Section 2. Class B. Except for matters concerning special assessments, Class B Members shall not be entitled to vote until termination of the Class A membership, at which time Class B Members shall be entitled to one vote for each acre owned in the Properties plus a fractional vote for each fractional acre. The vote for any one Lot owned by more than one person or entity shall be exercised as they among themselves determine, but in no event shall more than one vote be cast with respect to each acre owned. If multiple owners of any one Lot cannot agree among themselves as to who shall vote for them, or how they shall vote, they shall have no vote.

Section 3. Special Assessments. On all matters concerning a special assessment relating to the Common Property, the voting shall, prior to termination of the Class A membership, be as follows:

(a) Class A. The Class A Member (Declarant) shall have one vote for each acre owned in the Properties, plus a fractional vote for each fractional acre.

(b) Class B. The Class B Members shall have one vote for each acre owned in the Properties, plus a fractional vote for each fractional acre.

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Section 4. Amendments. On all matters concerning amendments to this Declaration, the voting shall be by the Class A Member only; and the Class B Members shall be entitled to vote as hereinabove specified in Section 2 of this Article as to all matters subsequent to the termination of Class A membership.

ARTICLE VI - GENERAL ASSESSMENTS

Section 1. Liability of Owners for Assessments and Other Charges.

(a) The Owner or Owners of each Lot shall be personally liable, jointly and severally, to the Association for the payment of all assessments, annual or special, which may be levied by the Association against such Lot while such party or parties are Owner or Owners of a Lot. In the event that any Owner or Owners are in default in payment of any assessment or installment thereof owed to the Association, such Owner or Owners shall be personally liable, jointly and severally, for interest on such delinquent assessment or installment thereof as herein provided, and for all costs of collecting such assessment or installment thereof and interest thereon, including a reasonable attorneys’ fees, whether suit be bought or not.

(b) No Exemption. No Owner of a Lot shall be exempt from liability for any assessment levied against him or his Lot by waiver of the use or enjoyment of any of the Common Property, or by abandonment of the Lot or in any other way.

(c) Assessment Lien Granted. Recognizing that proper operation and management of the Common Property requires the continuing payment of costs and expenses therefor, and that such proper operation and maintenance results in benefit to all of the Owners and that the payment of such common expenses represented by the assessments levied and collected by Association is necessary in order to preserve and protect the investment of each Owner, the Association is hereby granted a lien upon each Lot, which lien shall secure and does secure the monies due for all assessments now or hereafter levied against the Owner of each such Lot, which lien shall also secure interest, if any, which may be due on the amount of any delinquent assessments owing to the Association, and which lien shall also secure all costs and expenses, including a reasonable attorneys’ fee, which may be incurred by the Association in enforcing this lien upon said Lot. The lien granted to the Association may be foreclosed in the same manner that real estate deeds of trust and mortgages may be foreclosed in the State of North Carolina, and in any suit for the foreclosure of said lien, the Association shall be entitled to a reasonable rental from the Owner of any Lot from the date on which the payment of any assessment or

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installment thereof became delinquent, and shall be entitled to the appointment of a Receiver for said Lot. The lien granted to the Association shall further secure such advances for taxes, and payments on account of superior mortgages, liens or encumbrances which may be required to be advanced by the Association in order to preserve and protect its lien, and the Association shall further be entitled to interest at the rate specified in Article VII, Section 4 for assessments. All persons, firms, or corporations who shall acquire, by whatever means, any interest in the ownership of any Lot, or who may be given or acquire a mortgage, lien or other encumbrance thereon, are hereby placed on notice of the lien rights granted to the Association, and shall acquire such interest in any Lot expressly subject to such lien rights.

(d) Enforcement of Lien. The lien herein granted unto the Association shall be enforceable from and after the time of recording a Claim of Lien in the Public Records of Durham County, North Carolina, in the manner provided therefore by Article 8 of Chapter 44 of the North Carolina General Statutes, which claim shall state the description of the Lot encumbered thereby, the name of the record owner, the amount due and date when due. The claim of lien shall be recordable any time after default and the lien shall continue in effect until all sums secured by said lien as herein provided shall have been fully paid. Such claims of lien shall include only assessments which are due and payable when the claim of lien is recorded, plus interest, costs, attorneys’ fees, advances to pay taxes and prior encumbrances and interest thereon, all as above provided. Such claims of lien shall be signed and verified by an officer or agent of the Association. Upon full payment of all sums secured by such claim of lien, the same shall be satisfied or record.

(e) Lien Subordination to Mortgage. The lien provided for herein shall be subordinate to the lien of any first lien mortgage or deed of trust given to secure an Institutional Loan, and any person, firm or corporation acquiring title to any Lot by virtue of any foreclosure, deed in lieu of foreclosure or judicial sale resulting from such first lien mortgage or deed of trust shall be liable and obligated only for assessments as shall accrue and become due and payable for said Lot subsequent to the date of acquisition of such title, and it shall not be liable for the payment of any assessments which were in default and delinquent at the time it acquired such title. In the event of the acquisition of title to a Lot by foreclosure, deed in lieu of foreclosure or judicial sale, any assessment or assessments as to which the party so acquiring title shall not be liable shall be absorbed and paid by all Owners of all Lots, including such purchaser, his

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successors and assigns, as a part of the annual assessment, although nothing herein contained shall be construed as releasing the party liable for such delinquent assessment from the payment thereof or the enforcement of collection of such payment by means other than foreclosure.

(f) Purchaser Liable for Delinquent Assessments. In any voluntary conveyance of a Lot, the Purchaser thereof shall be jointly and severally liable with Seller for all unpaid assessments against Seller made prior to the time of such voluntary conveyance, without prejudice to the rights of the Purchaser to recover from Seller the amounts paid by Purchaser therefor.

(g) Remedies. Institution of a suit at law to attempt to effect collection of the payment of any delinquent assessment shall not be deemed to be an election by the Association which shall prevent it from thereafter seeking, by foreclosure action, enforcement of the collection of any sums remaining owing to it, nor shall proceeding by foreclosure to attempt such collection be deemed to be an election precluding the institution of a suit at law to collect any sum then remaining owing to Association.

Section 2. Purpose of Annual Assessments. The annual assessments levied by the Association shall be used exclusively for the improvement, maintenance, and operation of the Common Property, including, but not limited to, the payment of taxes and insurance thereon, the maintenance, repair, replacement and additions thereof, and for the cost of labor, equipment, materials, management and supervision of said Common Property.

Section 3. Maximum Annual Assessment. The annual assessment shall be established by the Association based upon estimated costs for the assessment year with a charge being made for each acre, with fractions of acres and fractions of calendar years to be computed at the same rate for 1986 and shall increase each year at the rate of Association’s cost and expenses with respect to the Common Property. Notwithstanding the foregoing, the maximum annual assessment shall be FIVE HUNDRED AND N0/100 ($500.00) DOLLARS per acre for 1986 with a maximum annual increase of fifteen (15%) percent per year thereafter until December 31, 1995.

Section 4. Special Assessments. In addition to the annual assessments hereinabove authorized, the Association may levy special assessments, for the purpose of defraying, in whole or in part, the cost of any construction or reconstruction, unexpected repair or replacement of the Common Property, including the necessary fixtures and personal property related thereto,

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provided that any such special assessment shall have the assent of two-thirds (2/3rds) of the combined votes of Class A and Class B Members, as provided in Article V, Section 3, at an annual or special meeting of the membership, Special assessments shall be due and payable on the date(s) fixed by the resolution authorizing the same.

Section 5. Allocation of Assessments. Both Annual and Special assessments shall be charged to, and payable by, both Class A and Class B members on the same proportions basis that those members are entitled to cast votes pursuant to Article V, Section 3, and the Association shall determine the date such assessment payments are due and the manner of payment.

ARTICLE VII - ASSESSMENTS

Section 1. Commencement. Assessments shall commence on the date fixed by the Board of Directors, but not prior to September 1, 1986, or upon purchase of a Lot from Declarant, whichever later occurs. Assessments on Lots that first become subject to Assessments during a calendar year shall be prorated on a calendar year basis for the remainder of such calendar year.

Section 2. Due Date. Unless otherwise provided herein, Assessments shall be due and payable in full within thirty (30) days after billed to an Owner by the Association.

Section 3. Records of Assessments. The Officers of the Association shall cause to be maintained in the office of the Association a record of all Lots and Assessments applicable thereto which shall be open to inspection during business hours by any Owner. Written notice of each Assessment shall be mailed to every Owner of a Lot subject to Assessment.

The Association shall upon request and payment of a reasonable charge furnish to any Owner liable for Assessment a certificate in writing signed by an Officer of the Association, setting forth whether the Assessments against the Owner’s Lot is paid, and if not, the amount due to pay the same. Such certificate shall be conclusive evidence as to the status of Assessments as of the date of the certificate against such Lot.

Section 4. Effect of Non-Payment of Assessment. If any annual Assessment or Special Assessment is not paid on the date when due, then such Assessment shall become delinquent and shall accrue interest thereon at the rate in effect on the due date as established by the North Carolina Commission of Banks under N.C.G.S. G24-1.1(2) from the date due until paid.

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If an Assessment is not paid within thirty (30) days after the due date, the Association may bring an action at law against the Owner personally and/or foreclose its lien therefor against the property, and there shall be due, in addition to the amount of such Assessment, reasonable attorney’s fees and costs incurred by the Association in such action, and in the event a judgment is obtained, such judgment shall include interest on the Assessment as above indicated, plus such fees and costs.

ARTICLE VIII - BUILDING AND USE

Section 1. Uses. Lots may be used for offices, businesses, hotels, motels, restaurants, and such other compatible uses as may be approved by the Architectural Committee, but none of which may produce and emit gases, smokes, odors, vibrations or noises that would be objectionable in a high quality, environmentally controlled commercial development.

Section 2. Set Back Requirements. All parking areas and interior driveways shall have a minimum set back of ten (10) feet from all exterior property lines, and shall have an average set-back of fifteen (15) feet from such lines. All buildings and structures (except small incidental buildings such as a gate house which must specifically be approved in writing by the Architectural Committee) shall be constructed to have a minimum set back of twenty (20) feet (measured from the face or wall of the building) from any rear or side property line and fifty (50) feet from the front lot line.

Section 3. Site and Architectural Standards. All driveways, parking areas, roads, and walkways, shall be paved and except for walkways shall be screened with berms and/or landscaping. Buildings shall be constructed with uniform materials and treatment on all exposed sides. Loading areas shall not encroach into set back areas, and shall be screened so as not to be visible from the streets. Parking in front of the buildings but not in set back areas shall be permitted but shall not be used for delivery or service vehicles. Parking lots larger than 130 feet by 200 feet, or providing parking for more than four rows of cars shall be separated by landscaped areas or berms at least twelve feet in width unless the Architectural Committee gives written consent to such lot. All utilities shall be underground, and all trash disposal facilities shall be adequately screened on all exposed sides. Any exterior equipment, such as cooling towers or condensors, TV or radio antennas, must be adequately screened. No exterior storage shall be permitted on any lot except while necessary during construction of buildings. No mailboxes or on-street parking shall be permitted, and signs, street and site lighting must be approved by the Architectural Committee.

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All property shall be landscaped and planted within ninety (90) days of completion of the buildings, and all plantings shall be kept neatly trimmed, properly cultivated and free of trash or other unsightly material. Buildings and grounds shall be maintained in a neat, orderly and presentable fashion, and unless publicly maintained, Owners shall maintain rights of way on which their property fronts.

Section 4. Signs. No sign shall be erected or maintained on any Lot (nor by any Owner on the Common Property) except in conformity with the following regulations:

a. All sign designs are subject to approval by the Architectural Committee and shall be placed at a location as approved by the Committee.

b. Signs shall be restricted to advertising only the person, firm or company operating the use conducted on the Lot. No signs may be attached to buildings.

c. An identification sign will be erected at the entrance to each Lot in an area designated by the Architectural committee. The design, format and materials of the sign will be consistent with the site architecture in the development. No flashing or moving elements will be permitted.

d. A sign advertising the sale or lease of a building may be permitted only upon approval from the Architectural Committee, who may control the size, content and duration that the sign can remain.

e. Signs with a maximum size of four feet by eight feet (4 x 8) will be permitted during construction which denote the architect, engineer, contractor, other related professionals, and intended occupancy of the building.

f. Directional, traffic or parking control signs on the site will be reviewed by the Committee with the intent that the signs be restricted to the minimum necessary, be visually unobstructive, and consistent in format, letter and coloring.

Section 5. Approval of Development - Architectural Committee. Construction on any Lot shall be subject to approval by the Architectural Committee. Each Lot Owner prior to the commencing of any construction shall submit to the Architectural Committee site and engineering plans, preliminary plans showing building elevations, exterior materials, location of all exterior mechanical equipment, proposed service, loading end parking areas, drives and

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walkways, and such other information as the Architectural Committee may reasonably require to enable it to determine that the Owner’s plans are consistent with the general plan of development of the Property. A variety of different types of exterior wall materials should be utilized for aesthetic purposes. There should be strong transitions between changes of materials and plans, while maintaining an overall geometry for the building mass. A façade unrelated to the rest of the building will not be acceptable. All four sides of any building must receive equal design considerations since most sites expose all four sides. The Architectural Committee shall not unreasonably withhold or delay its approval of plans, and if the Committee has not requested additional information or notified the applicant of disapproval with reasons therefor within twenty (20) business days after the preliminary information requesting approval of plans is submitted to it, then such plans shall be deemed approved, and construction may commence.

Owners shall furnish to the Architectural. Committee for approval prior to commencement of construction its plans for landscaping and planting, sedimentation and impoundment to the extent required by any governmental authorities, completed exteriors, lighting and signs, and in general its final plans, together with any other special requests authorized under these protective covenants, approval of which shall neither be withheld or delayed unreasonably, and which shall be presumed unless Owner is notified to the contrary within twenty (20) days after the submission thereof.

No trees or shrubs may be removed from any Lot unless such removal shall have been expressly approved in writing by the Architectural Committee.

In addition to the approval of plans and other matters herein set forth the Architectural Committee shall have the right to waive minor violations and permit minor variances where the same resulted unintentionally or without gross carelessness on the part of the Owner and no material harmful effect to the Property results. If such waiver is granted in writing, then thereafter such matters so waived shall no longer be deemed a violation of these protective covenants.

The Architectural Committee shall consist of three members appointed by Declarant, who is empowered to appoint their successors should a vacancy occur, and their names shall be maintained at Declarant’s office. By Supplemental Declaration the Declarant may delegate to the Association the authority and duty to appoint the Architectural Committee.

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Section 6. Subdivision - Easements. So long as Declarant owns any part or portion of the Properties, Declarant may subdivide, recombine Lots, change Lot lines or make adjustments in that portion of the Properties owned, including Lots previously subdivided and owned by Declarant. However, no Owner may reduce the size of any Lot owned by it, or may, recombine or subdivide any Lot owned by it without the prior written approval of Declarant prior to the termination of the Class A membership. Easements twenty (20) feet in width are reserved along the side and rear lines of each Lot for installation and maintenance of utility, sewer and drainage facilities, but this reservation shall not prevent the construction of parking or driveways over such easements providing that set back requirements contained in Section 2 of this Article are at all times met.

Declarant reserves the right from time to time hereafter to delineate, grant or reserve within the remainder of the Properties not theretofore conveyed to Owners such public streets, roads, sidewalks, ways and appurtenances thereto, and such easements for drainage and public utilities as it may deem necessary or desirable for the further development of the Properties free and clear of these restrictions and covenants, and to dedicate the same to public use or to grant the same to other appropriate utility corporations.

Section 7. Maintenance. Each owner shall at all times keep such owner’s premises, buildings, improvements and appurtenances in a safe, clean, neat and sanitary condition and shall comply with all laws, ordinances and regulations pertaining to health and safety. Each property owner shall provide for the removal of trash and rubbish from its premises.

During construction it shall be the responsibility of each property owner to ensure that construction sites are kept free of unsightly accumulations of trash, rubbish and scrap materials and that construction materials, trailers and the like are kept in a neat and orderly manner.

ARTICLE IX - GENERAL PROVISIONS

Section 1. Duration and Amendments. The covenants and restrictions of this Declaration shall run with and bind the land, and shall inure to the benefit of and be enforceable by the Association, the Declarant, or the Owner of any land subject to this Declaration, their respective legal representatives, heirs, successors and assigns, for a term of forty (40) years from the date this Declaration is recorded, after which time said covenants shall be automatically extended for successive periods of ten (10) years, unless two-thirds (2/3rds) of the vote of the Class B Members present and voting in person or by proxy at a duly called meeting of the

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Association at which a quorum is present approves a change in the covenants and restrictions or a termination thereof. Upon termination of the Class A memberships, these covenants may be amended at any time, if two-thirds (2/3rds) of the vote of the Class B Members present and voting in person or by proxy at a duly called meeting of the Association at which a quorum is present approves the change. Provided, however, that no such amendment shall be effective unless made and recorded sixty (60) days in advance of its effective date, and unless written notice of the proposed amendment is sent to every Member at least twenty (20), but not more than fifty (50) days, in advance of such meeting.

Section 2. Notices. Any notice required to be sent to any Member or owner under the provisions of this Declaration shall be deemed to have been properly sent, and notice thereby given, when mailed, postpaid, to the last known address of the person who appears as Member or Owner on the records of the Association at the time of such mailing. Notice to one Co-Owner of a Lot shall constitute notice to all Co-Owners. It shall be the obligation of every Member to immediately notify the Secretary of the Association in writing of any changes of address.

Section 3. Enforcement. Enforcement of the covenants shall be by proceeding at law or in equity against any person or entity violating or attempting to violate or circumvent any covenant, either to restrain violation or to recover damages, and against the land to enforce any lien created by these covenants; failure by the Association, Declarant, or any Owner to enforce any covenant herein contained for any period of time shall in no event be deemed a waiver or estoppel of the right to enforce the same at a later time.

Section 4. Severability. Should any covenant or restriction herein contained or any Article, Section, Subsection, sentence, clause, phrase, or term of this Declaration be declared to be void, invalid, illegal, or unenforceable, for any reason, by the adjudication of any court or other tribunal having Jurisdiction over the parties hereto and the subject matter hereof, such judgment shall in no wise affect the other provisions hereof which are hereby declared to be severable and which shall remain in full force and effect.

Section 5. Construction Regulations. If Exhibit B is attached hereto, then the Construction Regulations as set forth therein shall apply to any work an Owner proposes to do on any of the Properties. Once a Lot is fully developed, certificates of occupancy issued therefor, landscaping completed, and the buildings placed in use, such Regulations will no longer apply.

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IN WITNESS WHEREOF, Declarant has caused this instrument to be duly executed the day and year first above written.

THE NELSON COMPANY,		(SEAL)
A North Carolina General Partnership

By:	/s/ O. Temple Sloan, Jr.	(SEAL)
O. Temple Sloan, Jr., General Partner

By:	/s/ Robert L. Jones	(SEAL)
Robert L. Jones, General Partner

By:	/s/ E. Stephen Stroud	(SEAL)
E. Stephen Stroud, General Partner

By:	/s/ Ronald P. Gibson	(SEAL)
Ronald P. Gibson, General Partner

STATE OF NORTH CAROLINA	:
COUNTYOF WAKE	:

I, Alma S. Painter, a Notary Public, certify that O. Temple Sloan, Jr., General Partner in The Nelson Company, a North Carolina General Partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

Witness my hand and Notarial Stamp/Seal this 12th the day of December, 1986.

/s/ Alma S. Painter
Notary Public
My Commission expires:	12-6-89

STATE OF NORTH CAROLINA	:
COUNTY OF WAKE :	:

I, Alma S. Painter, a Notary Public, certify that Robert L. Jones, General Partner in The Nelson Company, a North Carolina General Partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

Witness my hand and Notarial Stamp/Seal this 15th the day of December, 1986.

/s/ Alma S. Painter
Notary Public
My Commission expires:	12-6-89

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STATE OF NORTH CAROLINA	:
COUNTY OF WAKE	:

I, Alma S. Painter, a Notary Public, certify that E. Stephen Stroud, General Partner in The Nelson Company, a North Carolina General Partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

Witness my hand and Notarial Stamp/Seal this 12th the day of Dec, 1986.

/s/ Alma S. Painter
Notary Public
My Commission expires:	12-6-89

STATE OF NORTH CAROLINA	:
COUNTY OF WAKE	:

I, Alma S. Painter, a Notary Public, certify that Ronald P. Gibson, General Partner in The Nelson Company, a North Carolina General Partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

Witness my hand and Notarial Stamp/Seal this 12th the day of Dec, 1986.

/s/ Alma S. Painter
Notary Public
My Commission expires:	12-6-89

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EXHIBIT A TO DECLARATION BY THE NELSON COMPANY AS DECLARANT, DATED THE 1st DAY OF JULY, 1986,

BEGINNING at a concrete, monument located in the northern right of way line of Page Road, said monument being located at North Carolina grid coordinates Y=775,996.78 and X=2,044,485.55 and said monument being further identified as being located 444.63 feet North 36º 18’ 02” East from North Carolina Geodetic Survey monument “Green 2”; runs thence with the northern right of way line of Page Road North 37º 31’ 11” West 161.84 feet to a new iron pipe, said iron pipe being located at the intersection of the eastern right of way line of Raleigh Road with the northern right of way line of Page Road; runs thence with the eastern right of way line of Raleigh Road North 01º 49’ 19” East 285.38 feet to a concrete monument; runs thence leaving the eastern right of way line of Raleigh Road North 89º 24’ 52” East 227.62 feet to a concrete monument; runs thence North 83º 24’ 13” East 126.28 feet to an existing iron pin in the line of the property now or formerly belonging to Cedar Fork Baptist Church; runs thence with the line of Cedar Fork Baptist Church South 06º 04’ 22” East 144.12 feet to an existing iron pin, a corner in the line of the property now or formerly belonging to Cedar Fork Baptist Church; runs thence with the southern line of the property now or formerly belonging to Cedar Fork Baptist Church South 88º 47’ 57” East 100.00 feet to an existing iron pin, a corner in the line, of the property now or formerly belonging to Cedar Fork Baptist Church; runs thence with the line of the property now or formerly belonging to Cedar Fork Baptist Church North 06º 03’ 39” West 150.10 feet to an existing iron pin; runs thence South 88° 41’ 15” East 586.44 feet to an existing iron pin, said pin marking the southeast corner of that property now or formerly belonging to A. D. O’Neal and southwest corner of that property now or formerly belonging to C. B. Green; runs thence with the southern line of that property now or formerly belonging to C. B. Green South 87º 55’ 43” East 1,015.02 feet to an existing iron pin; runs thence South 05º 04’ 59” East 369.32 feet to an existing pipe, the northwest corner of that property now or formerly belonging to Imperial Center Partnership; runs thence with the western line of that property now or formerly belonging to Imperial Center Partnership South 00º 40’ 45” East 388.64 feet to a concrete monument located in the northern right of way line of Page Road; runs thence with the northern right of way line of Page Road the following courses and distances; South 66º 24’ 05” West 199.64 feet to a concrete monument, South 81º 21’ 38” West 405.37 feet to a concrete monument; thence with the northern right of way line of Page Road in a generally westerly direction along a curve to the right having a radius of 1,839.86 feet for an arc distance of 1,552.929 feet to a concrete monument, the point and place of BEGINNING; containing 37.4850 acres as shown on that survey entitled “A Portion of Hubert H. Green Estate” prepared by Murphy & Associates, Registered Land Surveyors, and dated November, 1982.

EXHIBIT B TO DECLARATION BY THE NELSON COMPANY, DECLARANT, DATED THE 1st DAY OF JULY, 1986.

CONSTRUCTION REGULATIONS

Construction at Creekstone Office Park is expected to take a number of years. In order to assure that there will be no environmental damage and in order to maintain an attractive, nuisance-free setting during the extended period of construction, special criteria will be imposed to insure that environmental and visual protection is provided during construction. Construction fences to screen vision of the site may be required.

Before construction begins, the applicant will submit to the Architectural Committee a program which delineates the proposed methods of compliance with criteria set forth in this section. This program may be submitted at the time of final plan approval, but it is required that the builder or contractors be given the opportunity to participate in formulating this program. In any event, the Committee should approve or make appropriate recommendations within twenty days.

The criteria are as follows:

1.	Equipment Access

Access to each construction site will be limited to one location along the public or common roadway subject to approval by the Committee. Mud, dirt, or other surface debris deposited on the public or common roadway at the access point will be washed or removed daily to avoid compaction and damage to the roadway and to minimize impact on the drainage system.

2.	Temporary Structures

Temporary structures, portable offices, and other related facilities will be maintained in good repair and arranged in a compact and organized manner on the construction site. These facilities will be situated so as not to be unobtrusive or unsightly when seen from the road or adjacent properties. Location will be submitted and approved as part of the design review process.

All temporary structures and portable facilities will be removed upon the completion of all construction activity and before occupancy of the building.

It should be noted that the Declarant has maintained certain structures on the property for use by the contractors upon request.

3.	Temporary Utilities

All temporary utilities on the construction site will be contained in a single, unobtrusive alignment. Distribution to the various areas of construction will be from an approved onsite location.

4.	Equipment and Materials Storage

The area designated for storage of equipment and materials will be at a location that will be visually unobtrusive from the roadway and adjacent properties. Mobile equipment is to be aligned in an orderly manner at the end of each work day.

5.	Construction Debris

Construction debris will be totally concealed during construction by locating it in a visually screened place until it is to be removed on a regular basis. Burial of debris will not be permitted.

After construction is completed, temporary barriers, surplus materials, and all trash, debris, and rubbish will be removed from the site. All backfill will be cleared of building material, stone, and rubbish.

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6.	Soil Stockpiling

Both topsoil and fill material stockpiled on the site will be seeded or mulched and appropriately graded to avoid erosion. Stockpiles will be maintained and kept weed-free.

7.	Interim Signs

Construction signs will conform to specified criteria in order to maintain the sense of overall continuity. The sign will identify the name of the project facility, the parties participating in the design and construction, and the anticipated date of occupancy.

The location of the sign will follow the same criteria as that for permanent signs. The sign will be removed upon completion of the project. The size, format, and location will be limited to that specified for the permanent major identification sign for each parcel.

8.	Erosion and Siltation Control during Construction

Methods of controlling erosion and sedimentation will be required during construction, in order to prevent irreversible ecological damage to fragile natural areas on and off the site, to avoid impact on adjacent roads and properties, and to avoid creating a visual nuisance. The controls will be planned as an integral part of the construction operation.

9.	Tree Protecting during Construction and as a Condition of Site Modification

All trees and other plant materials designated in the approved design for preservation will be protected during construction and will be permanently protected in case of site modifications that alter the tree’s environment. After the final site plan and before construction approval, those trees that are to remain shall be marked in the field by the builder. Damage or destruction of any tree will be the responsibility of the applicant whether caused by the applicant, its agents, employees, contractors or licensees.

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STATE OF NORTH CAROLINA :
DURHAM COUNTY :	AMENDMENT TO DECLARATION
OF CREEKSTONE OFFICE PARK

This Amendment to Declaration of Creekstone Office Park made and entered into as of the 29th day of December, 1993, by The Nelson Company, a North, Carolina General Partnership.

WITNESSETH:

The Nelson Company is the Declarant under that certain Declaration dated July 1, 1986, recorded March 17, 1987, in Book 1353, Page 196, Durham County Registry (herein after the “Declaration”); and

Declarant desires to amend the terms and provisions of the Declaration as more particularly set forth herein after.

NOW, THEREFORE, Declarant hereby amends the Declaration as follows:

That portion of the Real Property as described on Exhibit A to the Declaration consisting of .90 acres and being all of Lot C of Creekstone office Park, an shown on that plat entitled “Subdivision Plat - Creekstone Office Park - Lot C & 25’ Sanitary Sewer Easement” dated November 29, 1993 revised December 13, 1993, and recording on December 17, 1993 in Plat Book 130, Page 215, Durham County Registry, is hereby deleted and excluded from the Properties under the Declaration so that the Declaration shall not apply to the aforesaid Lot C.

IN WITNESS WHEREOF, Declarant has caused this Amendment to Declaration to be executed as of the day and year first above written.

THE NELSON COMPANY		(SEAL)

By:	/s/ O. Temple Sloan, Jr.	(SEAL)
O. Temple Sloan, Jr., General Partner

By:	/s/ C. Hamilton Sloan	(SEAL)
C. Hamilton Sloan, General Partner

By:	/s/ E. Stephen Stroud	(SEAL)
E. Stephen Stroud, General Partner

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STATE OF NORTH CAROLINA :

COUNTY OF :

I, the undersigned Notary Public, certify that O. Temple Sloan, Jr., General Partner of The Nelson Company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

Witness my hand and Notarial Stamp/Seal this 5th the day of January, 1994.

/s/ Catherine J. Rosebaugh
Catherine J. Rosebaugh Notary Public
My Commission expires: 4/26/94

STATE OF NORTH CAROLINA :

COUNTY	OF WAKE :

I, the undersigned Notary Public, certify that C. Hamilton Sloan, General Partner of The Nelson Company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

Witness my hand and Notarial Stamp/Seal this 5th the day of January, 1994.

/s/ Catherine J. Rosebaugh
Catherine J. Rosebaugh Notary Public
My Commission expires: 4/26/94

STATE OF NORTH CAROLINA :

COUNTY OF WAKE :

I, the undersigned Notary Public, certify that E. Stephen Stroud, General Partner of The Nelson Company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

Witness my hand and Notarial Stamp/Seal this 5th the day of January, 1994.

/s/ Catherine J. Rosebaugh
Catherine J. Rosebaugh Notary Public
My Commission expires: 4/26/94

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EXHIBIT E

VISITOR SIGN-IN

Visitors acknowledges that by reason of its access to the Premises it may also have access to Tenant’s confidential information, including but not limited to trade secrets. Visitors agree to keep all such “confidential information” confidential and to neither use nor divulge the confidential information to any third party.

NAME	COMPANY REPRESENTED	PURPOSE OF VISIT	TIME IN:	TIME OUT:

EXHIBIT F

STATE OF NORTH CAROLINA :	MEMORANDUM
COUNTY OF DURHAM :	OF LEASE

HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, whose address is 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, hereby leases to BIOSTRATUM, INC., a Delaware corporation, whose address is 4825 Creekstone Drive, Suite 200, Durham, North Carolina 27703, for a term beginning the 1st day of April, 2001, and continuing for a period of seven (7) years with one (1) succeeding option to renew for a period of three (3) years, the following described property located in the City of Durham, Durham County, North Carolina, and more particularly described as follows:

The approximately 35,600 rentable square feet located in the Maplewood Building located at 4620 Creekstone Drive, Durham, North Carolina, which parcel is more particularly described in Exhibit A, attached.

The Lease does not contain an option to purchase.

The provisions set forth in a written lease agreement between the parties dated                          2000 are incorporated herein by reference in this Memorandum.

This      day of                     , 2000.

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By:	Highwoods Properties, Inc. its general partner
a Maryland corporation

By:
Marcus H. Jackson, Senior Vice President

BIOSTRATUM, INC. a Delaware corporation
By:

STATE OF NORTH CAROLINA

COUNTY	OF

I, the undersigned Notary Public, certify that                                          personally came before me this day and acknowledged that                          he is                                                   of Highwoods Properties, Inc., a Maryland corporation and that by authority duly given and as the act of the company, as general partner of Highwoods Realty Limited Partnership, a North Carolina limited partnership,              he signed the foregoing instrument in its name.

WITNESS my hand and notarial seal, this      day of                     , 2000.

Notary Public:

My Commission Expires:

STATE OF NORTH CAROLINA

COUNTY	OF

I, the undersigned Notary Public, certify that                                                                       personally came before me this day and acknowledged that              he is                                          Secretary of Biostratum, Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by                                             , as its                                      President, attested by                                               as its                                          Secretary, and sealed with its common corporate seal.

WITNESS my hand and notarial seal, this              day of                                 , 2000.

Notary Public:

My	Commission Expires:

EXHIBIT G

HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

BASE BUILDING IMPROVEMENTS AND UPFIT ALLOWANCE

Landlord will provide the improvements described below as Base Building Improvements at Landlord’s sole expense:

Common area rest rooms completed, turnkey — ready to use.

4’ x 4’ suspended ceiling grid installed.

2’ and 4’ “Ts” for completion of ceiling grid purchased and inventoried on the floor.

2’x 2’ regular ceiling tiles for entire ceiling area purchased and inventoried on the floor.

Insulation on all perimeter walls so as to allow access for electrical and voice/data installation;

No sheetrock on perimeter walls.

Interior loadbearing columns wrapped in sheetrock, taped, floated and ready for final finish.

Blinds provided and installed for all building perimeter windows.

One (1) variable air volume (VAV) air conditioning box installed per every 850 usable square feet.

One (1) deep 18 cell 2’x 4’ parabolic light per every 80 usable square feet.

Electrical 120V power (3 circuits per 900 sf) and 277V lighting grid (1 circuit per 900 sf) roughin above the 4’x 4’ ceiling grid.

EXHIBIT H

[BioStratum logo]

[Drawing of building with BioStratum logo on it]